UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015

Eclipse Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36511	46-4812998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania	16803
(Address of principal executive offices)	(Zip Code)

(814) 308-9754

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On June 19, 2015, Eclipse Resources Corporation (the “Company”) agreed to issue and sell $550 million in aggregate principal amount of the Company’s 8.875% senior notes due 2023 (the “Notes”) at an issue price of 97.903% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to Deutsche Bank Securities Inc. and the other initial purchasers (collectively, the “Initial Purchasers”). On July 6, 2015, the Notes were issued pursuant to an indenture, dated as of July 6, 2015 (the “Indenture”), between the Company, the guarantors party thereto (the “Guarantors”) and Deutsche Bank Trust Company Americas, as trustee.

Upon the closing of the offering of the Notes, the Company irrevocably deposited a portion of the net proceeds from the offering in an amount sufficient to pay the redemption price for all of the outstanding 12% senior unsecured PIK notes due 2018 (the “PIK Notes”) of Eclipse Resources I, LP, a wholly-owned subsidiary of the Company (“Eclipse I”), together with accrued and unpaid interest to the date of redemption of the PIK Notes, with the trustee for the PIK Notes. The Company intends to use the remaining net proceeds to fund its capital expenditure plan and for general corporate purposes.

The Notes are the Company’s senior unsecured obligations. Accordingly, the Notes rank equally in right of payment with all of the Company’s existing and future senior indebtedness and effectively subordinate in right of payment to all of the Company’s existing and future secured indebtedness, including indebtedness under the Company’s revolving credit facility, to the extent of the value of the collateral securing such indebtedness. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by all of the Company’s existing subsidiaries.

The Notes will mature on July 15, 2023 and bear interest at an annual rate of 8.875%. Interest on the Notes will accrue from July 6, 2015 and is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2016.

The Company may, at its option, redeem all or a portion of the Notes at any time or from time to time on or after July 15, 2018 at the applicable redemption prices specified in the Indenture, plus any accrued and unpaid interest to, but excluding, the applicable redemption date. The Company is also entitled to redeem up to 35% of the aggregate principal amount of the Notes before July 15, 2018 with the net cash proceeds that it receives from certain of its equity offerings at a redemption price equal to 108.875% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, prior to July 15, 2018, the Company may redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount thereof, plus the “make-whole” premium specified in the Indenture and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

If the Company undergoes certain kinds of changes of control, holders of the Notes have the right to require the Company to repurchase all or any portion of such holder’s Notes at 101% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. In connection with certain asset sales, the Company is required to use the net cash proceeds of such asset sales to make an offer to repurchase the Notes at 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. In addition, if the Company does not redeem all of the outstanding PIK Notes on or before July 31, 2015, the Company will be required to redeem all of the Notes in cash at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to: (i) incur additional indebtedness, (ii) pay dividends on capital stock or redeem, repurchase or retire the Company’s capital stock or subordinated indebtedness, (iii) transfer or sell assets, (iv) make investments, (v) create certain liens, (vi) enter into agreements that restrict dividends or other payments to the Company from its restricted subsidiaries, (vii) consolidate, merge or transfer all or substantially all of the assets of the Company and its restricted subsidiaries, taken as a whole, (viii) engage in transactions with affiliates, and (ix) create unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. In addition, if the Notes achieve an investment grade rating from either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, and no default under the Indenture has then occurred and is continuing, many of such covenants will be suspended. The Indenture also contains events of default, which include, among others and subject in certain cases to grace and cure periods, nonpayment of principal or interest, failure by the Company to comply with its other obligations under the Indenture, payment defaults and accelerations with respect to certain other indebtedness of the Company and its restricted subsidiaries, failure of any guarantee on the Notes to be enforceable, and certain events of bankruptcy or insolvency.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K (including the exhibits hereto) is not an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company and the Guarantors entered into a registration rights agreement, dated July 6, 2015 (the “Registration Rights Agreement”), with Deutsche Bank Securities Inc. on behalf of itself and as representative of the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to file an exchange offer registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes that have substantially identical terms as the Notes or, under certain circumstances, to file a shelf registration statement to cover resales of the Notes. The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the time periods specified in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Credit Agreement

In connection with the closing of the offering of the Notes, the Second Amended and Restated Credit Agreement, dated as of June 11, 2015, by and among the Company, as borrower, Bank of Montreal, as administrative agent, and each of the lenders party thereto, which was included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 12, 2015, became effective.

Item 1.02	Termination of a Material Definitive Agreement.

On July 6, 2015, Eclipse I and Deutsche Bank Trust Company Americas, as trustee, entered into a Satisfaction and Discharge of Indenture (the “Satisfaction and Discharge”) with respect to the indenture governing the PIK Notes (the “PIK Notes Indenture”). The Satisfaction and Discharge, among other things, discharged the PIK Notes Indenture and the obligations of Eclipse I and the guarantors thereunder and the related guarantees (subject to limited exceptions) and released all of the liens securing obligations under the PIK Notes Indenture, the PIK Notes and related guarantees.

The foregoing description of the Satisfaction and Discharge is not complete and is qualified in its entirety by reference to the full text of the Satisfaction and Discharge, which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of July 6, 2015, between Eclipse Resources Corporation, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

4.2	Registration Rights Agreement, dated as of July 6, 2015, between Eclipse Resources Corporation, the guarantors party thereto and Deutsche Bank Securities Inc. on behalf of itself and as representative of the initial purchasers named therein.

4.3	Satisfaction and Discharge of Indenture, dated as of July 6, 2015, between Eclipse Resources I, LP and Deutsche Bank Trust Company Americas, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSE RESOURCES CORPORATION

By:	/s/ Christopher K. Hulburt
Name:	Christopher K. Hulburt
Title:	Executive Vice President, Secretary and General Counsel

Date: July 8 , 2015

Index to Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of July 6, 2015, between Eclipse Resources Corporation, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

4.2	Registration Rights Agreement, dated as of July 6, 2015, between Eclipse Resources Corporation, the guarantors party thereto and Deutsche Bank Securities Inc. on behalf of itself and as representative of the initial purchasers named therein.

4.3	Satisfaction and Discharge of Indenture, dated as of July 6, 2015, between Eclipse Resources I, LP and Deutsche Bank Trust Company Americas, as trustee.